Exhibit 99.1

For Immediate Release

SUMTOTAL ENTERS INTO MERGER AGREEMENT WITH ACCEL-KKR

Sumtotal Stockholders To Receive $3.80 Per Share In Cash

Mountain View, CA – April 24, 2009 – SumTotal® Systems, Inc. (NASDAQ: SUMT), the market leader and a global provider of talent development solutions, today announced that it has entered into a definitive merger agreement with affiliates of Accel-KKR, a technology-focused private equity firm, in a transaction valued at approximately $124 million.

Under the terms of the agreement, affiliates of Accel-KKR will acquire all of the outstanding shares of SumTotal common stock for $3.80 per share in cash. The purchase price represents a premium of approximately 89% over SumTotal’s closing share price on April 3, 2009, the last trading day prior to the public announcement of an unsolicited proposal from another party to acquire SumTotal for $3.25 per share in cash, and a premium of approximately 133% over SumTotal’s average closing share price for the 30 trading days ending on April 3, 2009.

SumTotal’s Board of Directors has unanimously approved the agreement and recommends that SumTotal stockholders approve the transaction.

Jack Acosta, Chairman of the Board of Directors of SumTotal, said, “After thorough and extensive analysis, and in consultation with our independent advisors, our Board has unanimously endorsed this transaction with Accel-KKR as being in the best interests of the Company and our stockholders. We are pleased that this transaction appropriately recognizes the value of SumTotal’s innovative software products and category leadership, while providing our stockholders with an immediate and substantial cash premium. Our Board has been steadfastly committed to maximizing value for our stockholders, and we believe that this premium, all-cash transaction with Accel-KKR is the best way to accomplish that goal.”

“This transaction with Accel-KKR is a great opportunity for both our Company and our customers,” said Arun Chandra, Chief Executive Officer of SumTotal. “We are proud to partner with Accel-KKR, which has a strong reputation and a proven track record of success in guiding technology companies. Accel-KKR understands our industry and our business well, and will be a valued partner as we build upon our momentum and continue to implement our strategic plan to deliver superior solutions to our customers globally. SumTotal’s success is driven by the hard work and dedication of our employees and this transaction is a testament to their ongoing efforts. We look forward to working closely with Accel-KKR to quickly complete the transaction.”

Ben Bisconti, Managing Director at Accel-KKR, said, “We are excited to make this investment in SumTotal, an exceptional company with a clear vision, market leadership, and a strong commitment to its employees, partners, and customers around the world. Accel-KKR shares this vision and commitment, and strongly supports the Company’s long-term business goals. We look forward to working closely with SumTotal’s talented employees and highly experienced management team, who have built a solid foundation from which we can drive further growth and enhance value. We look forward to working collaboratively with the SumTotal team and ensuring a smooth and expeditious transition, and continued success in the execution of the Company’s strategy going forward.”

The transaction is subject to customary closing conditions, including the approval of SumTotal’s stockholders. There is no financing condition to the transaction.

The agreement contains a provision under which SumTotal may solicit alternative proposals from third parties during the next 30 calendar days.

RBC Capital Markets Corporation is acting as financial advisor to the Board of SumTotal, and Wilson Sonsini Goodrich & Rosati, Professional Corporation, is acting as SumTotal’s legal advisor. Kirkland & Ellis LLP is acting as legal advisor to Accel-KKR.

ABOUT ACCEL-KKR

Accel-KKR is a technology-focused private equity firm with over $1 billion in assets under management. The firm invests primarily in software and IT-enabled businesses well positioned for top-line and bottom-line growth. At the core of Accel-KKR’s investment strategy is a commitment to developing strong partnerships with the management teams of its portfolio companies and a focus on building value through the significant resources available through the Accel-KKR network. Accel-KKR has a particular focus on going-private transactions, divisional buyouts of larger companies and buyouts and recapitalizations of family-owned or closely-held private companies. For more information, please visit www.accel-kkr.com.

ABOUT SUMTOTAL SYSTEMS, INC.

SumTotal Systems, Inc. (NASDAQ: SUMT) is the market leader and a global provider of talent development solutions. SumTotal deploys mission-critical solutions designed to drive learning, align goals, develop skills, assess performance, plan for succession and set compensation. SumTotal’s solutions aim to accelerate performance and profits for more than 1,500 companies and governments of all sizes, including six of the world’s 10 biggest pharmaceutical makers, six of the 10 largest automotive companies in the world, four of the five branches of the U.S. Armed Forces, three of the world’s top five airlines, five of the six largest U.S. commercial banks and two of the world’s top five specialty retailers. Mountain View, CA-based SumTotal has offices across Asia, Australia, Europe and North America. For more information about SumTotal’s products and services, visit www.sumtotalsystems.com.

SumTotal and the SumTotal logo are registered trademarks or trademarks of SumTotal Systems, Inc. and/or its affiliates in the United States and/or other countries. Other names may be trademarks of their respective owners.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These statements are based on management’s current expectations and beliefs and are subject to a number of factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. The forward-looking statements contained in this document include statements concerning the proposed transaction. These statements are not guarantees of future performance, involve certain risks, uncertainties and assumptions that are difficult to predict, and are based upon assumptions as to future events that may not prove accurate. Therefore, actual outcomes and results may differ materially from what is expressed herein. For example, if SumTotal does not receive the required stockholder approval or fails to satisfy other conditions to closing, the transaction may not be consummated. In addition, there can be no assurance that the solicitation of superior proposals will result in an alternative transaction. The following factors, among others, could cause actual results to differ materially from those described in the forward-looking statements: risks associated with uncertainty as to whether the transaction will be completed, costs and potential litigation associated with the transaction, the failure to obtain SumTotal’s stockholder approval, the failure of either party to meet the closing conditions set forth in the merger agreement, the extent and timing of regulatory approvals and the risk factors discussed from time to time by the company in reports filed with the Securities and Exchange Commission. We urge you to carefully consider the risks which are described in SumTotal’s Annual Report on Form 10-K for the year ended December 31, 2008 and in SumTotal’s other SEC filings. SumTotal is under no obligation to (and expressly disclaims any such obligation to) update or alter its forward-looking statements whether as a result of new information, future events, or otherwise.

Additional Information and Where You Can Find It

In connection with the proposed transaction, SumTotal will file a proxy statement and relevant documents concerning the proposed transaction with the SEC. Investors and security holders of SumTotal are urged to read the proxy statement and any other relevant documents filed with the SEC when they become available because they will contain important information about SumTotal and the proposed transaction. The proxy statement (when it becomes available) and any other documents filed by SumTotal with the SEC may be obtained free of charge at the SEC’s web site at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the SEC by SumTotal by contacting SumTotal Investor Relations at 650-934-9584. Investors and security holders are urged to read the proxy statement and the other relevant materials when they become available before making any voting or investment decision with respect to the proposed transaction.

SumTotal and its directors, executive officers and certain other members of its management and employees may, under SEC rules, be deemed to be participants in the solicitation of proxies from SumTotal’s stockholders in connection with the transaction. Information regarding the interests of such directors and executive officers (which may be different then those of SumTotal’s stockholders generally) is included in SumTotal’s proxy statements and Annual Reports on Form 10-K, previously filed with the SEC, and information concerning all of SumTotal’s participants in the solicitation will be included in the proxy statement relating to the proposed transaction when it becomes available. Each of these documents is, or will be, available free of charge at the SEC’s web site at http://www.sec.gov and from SumTotal Investor Relations, at http://investor.sumtotalsystems.com.

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CONTACTS:

For SumTotal Systems, Inc.

Investors

Gwyn Lauber

SumTotal Systems, Inc.

650-934-9584

glauber@sumtotalsystems.com

Media

Kimberley Kasper

SumTotal Systems, Inc.

650-934-9579

kkasper@sumtotalsystems.com

Matthew Sherman / Andi Salas

Joele Frank, Wilkinson Brimmer Katcher

212-355-4449

msherman@joelefrank.com / asalas@joelefrank.com

For Accel-KKR Joseph Kuo Kekst and Company 212-521-4863 joe-kuo@kekst.com